                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. WI-1                                    Warrant to Purchase 45,695 Shares of
                                                        Series I Preferred Stock

                 WARRANT TO PURCHASE SERIES I PREFERRED STOCK

                                      OF

                               LOGICVISION, INC.

                          Void after January 28, 2005


     This certifies that, for value received, Needham & Company or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from LogicVision, Inc. (the "Company"), a Delaware corporation, forty-five thousand six hundred and ninety-five (45,695) shares of the Series I Preferred Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Series I Preferred Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Series I Preferred Stock of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

     1.   Term of Warrant. Subject to the terms and conditions set forth herein,
          ---------------
this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 P.M., Pacific time, on January 28, 2005, and shall be void thereafter.

     2.   Exercise Price. The Exercise Price at which this Warrant may be
          --------------
exercised shall be $4.25 per share of Series I Preferred Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3.   Exercise of Warrant.
          -------------------

     (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Series I Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     (c) In the event the Holder is exercising the Warrant as of or following the time the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares computed using the following formula:

                                 X = Y(A - B)
                                     --------
                                        A

          X = The number of shares of Series I Preferred Stock to be issued to the Holder.

          Y = The number of shares of Series I Preferred Stock purchasable under this Warrant (at the date of exercise), or, if this Warrant is exercised in part, the number of shares for which this Warrant is then being exercised.

          A = The fair market value of one share of Series I Preferred Stock (at the date of exercise).

          B =  The Exercise Price (in effect on the date of exercise).

For purposes of this Section 3(c):

          (i) If this Warrant is being exercised in connection with and contingent upon a public offering of the Company's Common Stock (the "Common Stock"), the fair market value per share shall be the product of
     (A) the number of shares of Common Stock into which each share of Series I Preferred Stock is convertible at the time of exercise and (B) the "price to public" per share as set forth in the final prospectus relating to such offering.

          (ii) If this Warrant is not being exercised in connection with and contingent upon a public offering of the Common Stock, the fair market value per share shall be the product of (A) the number of shares of Common Stock into which each share of Series I Preferred Stock is convertible at the time of exercise and (B):

                 (1) If the Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the last reported sale price of the Common Stock on such exchange or Market on the trading day immediately prior to the date of exercise;

                 (2) If traded over-the-counter other than on The Nasdaq Stock Market, the average of the closing bid and ask prices of the Common Stock on the trading day immediately prior to the date of exercise; or

                 (3) If there is no public market for the Common Stock, then such price as shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, at the Company's sole expense, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder.

          (iii) If this Warrant is converted into a warrant to purchase Common Stock in accordance with Section 11.1 hereof, the fair market value per share determined pursuant to clause (i) or (ii) above shall be as set forth in subclause (B) of such clauses without regard to subclause (A) of such clauses.

     4.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5.   Replacement of Warrant. On receipt of evidence reasonably satisfactory
          ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6.   Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant,
          ----------------------
the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Series I Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.
          -------------------

     (a)  Warrant Register. The Company will maintain a register (the "Warrant
          ----------------
Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b)  Warrant Agent. The Company may, by written notice to the Holder,
          -------------
appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Series I Preferred Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     (c)  Transferability and Nonnegotiability of Warrant. This Warrant may not
          -----------------------------------------------
be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

     (d)  Exchange of Warrant Upon a Transfer. On surrender of this Warrant for
          -----------------------------------
exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     (e)  Compliance with Securities Laws.
          -------------------------------

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Series I Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Series I Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Series I Preferred Stock or Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

          (ii) This Warrant and all shares of Series I Preferred Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

     8.   Reservation of Stock. The Company covenants that during the term this
          --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Series I Preferred Stock a sufficient number of shares to provide for the issuance of Series I Preferred Stock upon the exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Series I Preferred Stock) and, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Series I Preferred Stock issuable upon exercise of the Warrant (and shares of its Common Stock for issuance on conversion of such Series I Preferred Stock). The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series I Preferred Stock upon the exercise of this Warrant.

     9.   Notices.
          -------

     (a) Whenever the Exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

     (b)  In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Series I Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Series I Preferred Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

     (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

     10.  Amendments.
          ----------

     (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than sixty percent (60%) of the shares of Series I Preferred Stock issuable upon exercise of any and all outstanding Series I Preferred Stock warrants (the "Series I Preferred Stock Warrants"), even without the consent of the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon each holder of any of the Series I Preferred Stock Warrants, each future holder of all such Series I Preferred Stock Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Series I Preferred Stock issuable upon exercise of their Series I Preferred Stock Warrants. The Company shall promptly give notice to all holders of Series I Preferred Stock Warrants of any amendment effected in accordance with this Section 10.

     (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11.  Adjustments. The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

          11.1  Conversion or Redemption of Series I Preferred Stock. Should all
                ----------------------------------------------------
of the Company's Series I Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of the Company's Common Stock in accordance with Section 5 of the Articles, then this Warrant shall immediately become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series I Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series I Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purposes of the foregoing, the "Articles" shall mean the Articles of Incorporation of the Company as amended and/or restated and effective immediately prior to the redemption or conversion of all of the Company's Series I Preferred Stock.

          11.2  Merger, Sale of Assets, etc. If at any time while this Warrant,
                ---------------------------
or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the

Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          11.3  Reclassification, etc. If the Company, at any time while this
                ---------------------
Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11. No adjustment shall be made pursuant to this Section 11.3, upon any conversion or redemption of the Series I Preferred Stock which is the subject of Section 11.1.

          11.4  Split, Subdivision or Combination of Shares. If the Company at
                -------------------------------------------
any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          11.5  Adjustments for Dividends in Stock or Other Securities or
                ---------------------------------------------------------
Property. If while this Warrant, or any portion hereof, remains outstanding and
--------
unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          11.6  Certificate as to Adjustments. Upon the occurrence of each
                -----------------------------
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

          11.7  No Impairment. The Company will not, by any voluntary action,
                -------------
avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

     12.  Registration Rights. Upon exercise of this Warrant, the Holder shall
          -------------------
shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Sixth Amended and Restated Registration Rights Agreement, dated as of January 28, 2000, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Registration Rights Agreement"), the rights of registration granted under the Registration Rights Agreement to Registrable Securities (with respect to the Shares issued on exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Registration Rights Agreement upon exercise of this Warrant as a party thereto.

     13.  Miscellaneous.
          -------------

     IN WITNESS WHEREOF, LogicVision, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

     Dated as of January 28, 2000.



                                             LOGICVISION, INC.


                                             By    /s/ John H. Barnet
                                                ------------------------------

                                                   Chief Financial Officer